Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 15, 2017 in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-11 No. 333-206017) and related Prospectus of CNL Healthcare Properties II, Inc. for the registration of up to $2,000,000,000 in shares of its common stock.

/s/ Ernst & Young LLP

Certified Public Accountants

Orlando, Florida

February 15, 2017